Exhibit 10.5

EXECUTION VERSION

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”) is made and entered into as of as of January 12, 2024 (the “Effective Date”), by and between, on the one hand, Cementos Argos S.A., sociedad anónima incorporated in the Republic of Colombia (“Cementos Argos”), and, on the other hand, Summit Materials, Inc., a Delaware corporation (“Summit Materials”) and Argos North America Corp., a Delaware corporation (the “Transferred Company,” and together with Cementos Argos and Summit Materials, the “Parties,” and each individually, a “Party”).

RECITALS

WHEREAS, Cementos Argos and Summit Materials have entered into a Transaction Agreement, dated as of September 7, 2023 (as amended, modified, supplemented or restated from time to time, the “Transaction Agreement”), by and among Cementos Argos, Summit Materials, the Transferred Company, Argos SEM, LLC and Valle Cement Investments, Inc., pursuant to which Summit Materials purchased all of the outstanding Equity Securities of the Transferred Company, in exchange for those certain amounts of cash and shares of Summit Materials stock set forth therein, on the terms and conditions set forth therein;

WHEREAS, Cementos Argos (or its Subsidiaries) owns or controls certain Intellectual Property Rights that it desires to license to Summit Materials and its Subsidiaries in accordance with the terms and conditions set forth herein, in connection with the transactions contemplated by the Transaction Agreement; and

WHEREAS, the Transaction Agreement requires the execution and delivery of this Agreement by the Parties as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement and in the Transaction Agreement, the Parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.1   Definitions. The following terms, as used herein, have the following meanings; provided that, capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Transaction Agreement:

(a)   “Affiliate” shall have the meaning set forth in the Transaction Agreement; provided that, for purposes of this Agreement, Cementos Argos and its Subsidiaries shall not be deemed Affiliates of Summit Materials, the Transferred Company or any of their respective Subsidiaries, and Summit Materials, the Transferred Company and their respective Subsidiaries shall not be deemed Affiliates of Cementos Argos or any of its Subsidiaries, in each case unless otherwise expressly set forth herein.

(b)   “Agreement” has the meaning set forth in the preamble.

(c)   “Argos ONE Platform” means that certain ecommerce and logistics platform known as the “Argos ONE” platform, including the “Argos ONE” web platform and the “Argos ONE” mobile app, in each case, as used in commerce by Cementos Argos as of the Effective Date, and as may be generally updated from time to time in Cementos Argos’ sole discretion.

(d)   “Business” means the activities conducted by the Transferred Company or any of its Subsidiaries as of or prior to the Effective Date, or by Summit Materials or any of its Subsidiaries as of or following the Effective Date, in each case, in the Licensed Field.

(e)   “Calcined Clay” means a Supplementary Cementitious Material that is produced by thermal activation of clays in order to develop pozzolanic properties.

(f)   “Calcined Clay IP” means (i) any and all Patents that are owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date, subsisting in the Territory, that would (in the absence of a license thereto) be infringed by any Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) developed by Cementos Argos or any of its Subsidiaries at any time prior to the Effective Date or by any Improvements to such products or Technology developed by Cementos Argos or any of its Subsidiaries at any time after the Effective Date and prior to any SM Control Event, and (ii) any and all other Intellectual Property Rights (other than Trademarks) that are owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date that are practiced, used or embodied by any Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) developed by Cementos Argos or any of its Subsidiaries at any time prior to the Effective Date or any Improvements to such products or Technology developed by Cementos Argos or any of its Subsidiaries at any time after the Effective Date and prior to any SM Control Event. For the avoidance of doubt, the Calcined Clay IP includes [***] and [***], together with any U.S. patents issuing therefrom or claiming priority thereto.

(g)   “Calcined Clay IP License” has the meaning set forth in Section 2.2(a).

(h)   “Cementos Argos” has the meaning set forth in the preamble.

(i)   “Complaining Party” has the meaning set forth in Section 10.2(b).

(j)   “Confidential Information” has the meaning set forth in Section 8.1.

(k)   “Disclosing Party” has the meaning set forth in Section 8.1.

(l)   “Dispute” has the meaning set forth in Section 10.2(a).

(m)   “Effective Date” has the meaning set forth in the preamble.

(n)   “Exclusively Licensed IP” means any and all Intellectual Property Rights licensed pursuant to the SM Business IP Licenses, the Calcined Clay IP License and the Trademark License, in each case for so long as such license remains exclusive.

(o)   “Exclusivity Term” has the meaning set forth in Section 2.2(b).

(p)   “Group” means two or more persons acting together, pursuant to any agreement, arrangement or understanding, for the purpose of acquiring, holding, voting or disposing of securities or as otherwise contemplated by Rule 13d-5(b) of the Exchange Act.

(q)   “Improvements” means any and all enhancements, modifications, changes, derivative works or improvements that are made, conceived, created, developed or reduced to practice by a Party or any of its respective Subsidiaries, directors, officers, employees, agents, consultants, contractors, advisors or other representatives (collectively, “Representatives”).

(r)   “Intellectual Property Rights” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether or not registered, including any and all of the following: (i) statutory invention registrations, patents and patent applications (including all reissuances, renewals, provisionals, non-provisionals, divisionals, revisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all inventions (whether or not patentable) and improvements to inventions disclosed in each such registration, and all documentation relating to any of the foregoing (“Patents”), (ii) trademarks, service marks, certification marks, trade names, service names, trade dress, logos, brand names, domain names, social media identifiers or accounts, corporate names and all other indications of origin (in each case, whether or not registered), and all translations, adaptations, variations, derivations, combinations, renewals, registrations and applications for registration of any of the foregoing, and all goodwill associated with any of the foregoing (“Trademarks”), (iii) works of authorship, mask works, industrial designs, copyrights (whether or not registered) and registrations and applications for registration thereof, and all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) Software and all forms of technology, (v) trade secrets, know-how and other confidential or business or technical information, including any and all ideas, discoveries, formulas, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, pricing and cost information, business and marketing data and plans, techniques, algorithms, and customer and supplier lists and all other information and data similar to any of the foregoing, (vi) databases and data collections, (vi) rights in copies or embodiments of any of the foregoing (whether electronic or tangible) and, (vii) rights in all of the foregoing provided by treaties, conventions and common law.

(s)   “Licensable” means, with respect to any Intellectual Property Rights owned by a third party, the right of a Party or its Affiliates to grant a license or sublicense under such Intellectual Property Rights to another applicable Party and its Subsidiaries and/or Affiliates, as applicable, consistent with the scope of the applicable license expressly granted by such granting Party under this Agreement without (i) any requirement to obtain any approval or consent from or provide notice to any third party, including any Governmental Authority, (ii) any requirement to pay or grant any additional rights, immunities or consideration to any third party, or (iii) resulting in any loss of, or negative impact to, any rights or immunities granted to such granting Party or any of its Affiliates.

(t)   “Licensed Field” means the production, distribution and sale of heavy building materials, including cement (and blends thereof), ready mix, concrete and aggregates (including, for the avoidance of doubt, the production, distribution and sale of Supplementary Cementitious Materials included therein or otherwise).

(u)   “Licensed IP” means the Licensed Patents, the Licensed Other IP, the Calcined Clay IP, the Microalgae IP, and the Licensed Trademarks.

(v)   “Licensed Other IP” means any and all Intellectual Property Rights (other than Patents and Trademarks) owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date, subsisting in the Territory, and practiced, used or embodied by (i) the conduct of the Business as conducted as of the Effective Date, or (ii) the Products and Services sold or otherwise commercially provided by the Transferred Company and its Subsidiaries as of the Effective Date in the conduct of the Business; provided, that “Licensed Other IP” will not include (A) the Calcined Clay IP, (B) the Microalgae IP or (C) the Argos ONE Platform or any Intellectual Property Rights therein.

(w)   “Licensed Patents” means any and all Patents that are owned or Licensable by Cementos Argos or any of its Subsidiaries as of the Effective Date, or owned or Licensable by Cementos Argos or any of its Subsidiaries following the Effective Date but that claim priority as of or prior to the Effective Date, subsisting in the Territory, that would (in the absence of a license thereto) be infringed by (i) the conduct of the Business as conducted as of the Effective Date, or (ii) the Products and Services sold or otherwise commercially provided by the Transferred Company and its Subsidiaries as of the Effective Date in the conduct of the Business; provided, that “Licensed Patents” will not include (A) the Calcined Clay IP or (B) the Microalgae IP. The Licensed Patents include those certain Patents set forth on Schedule C hereto.

(x)   “Licensed Trademarks” means (i) the trademark “ARGOS”, as such trademark subsists in the Territory, and (ii) those certain Trademarks set forth on Schedule A hereto.

(y)   “Microalgae IP” means any and all Intellectual Property Rights (other than Trademarks) that are owned or Licensable by Cementos Argos and its Subsidiaries and practiced, used or embodied by any Technology that is created or developed, solely or jointly, by Cementos Argos or any of its Subsidiaries in connection with the Microalgae Pilot Project. For the avoidance of doubt, the Microalgae IP includes [***] and any U.S. patents issuing therefrom or claiming priority thereto.

(z)   “Microalgae IP License” has the meaning set forth in Section 2.3.

(aa)   “Microalgae Pilot Project” means that certain pilot project being conducted by Cementos Argos (and, as applicable, its Subsidiaries), together with certain third parties, at the [***] Cement Plant, under which Cementos Argos (and, as applicable, its Subsidiaries), have been conducting certain development activities relating to microalgae Technology.

(bb)   “Net Sales” means the gross amounts received by Summit Materials or any of its Subsidiaries for sales of the applicable products, less customary and reasonable deductions for each of the following, only to the extent actually paid or made or imposed, as applicable, and only in accordance with U.S. generally accepted accounting principles: (i) allowances or credits granted to and taken by customers (including wholesalers), (ii) freight, transport, packing, postage, fuel, environmental, cement re-selling and insurance fees and charges, (iii) taxes, including value-added taxes, tariffs or import/export or customs duties, and (iv) rebates, charge-backs and discounts paid or credited. For the avoidance of doubt, to the extent that there is any overlap between any of the deductions set forth in the foregoing (i) through (iv), each individual item shall be deducted only once in the overall Net Sales calculation. For further clarity, “Net Sales” shall not include any gains or losses attributable to sales of real estate or to business divestitures, restructurings or other similar unusual and non-recurring items.

(cc)   “[***] Cement Plant” means the Transferred Company’s cement plant located in [***].

(dd)   “Non-Trademark IP Licenses” has the meaning set forth in Section 2.3.

(ee)   “Party” and “Parties” have the meanings set forth in the preamble.

(ff)   “Patents” has the meaning set forth in the definition of “Intellectual Property Rights.”

(gg)   “Products and Services” means any products or services sold or otherwise commercially provided by Summit Materials or any of its Subsidiaries as its or their own products or services, in the Licensed Field.

(hh)   “Receiving Party” has the meaning set forth in Section 8.1.

(ii)   “Representative” has the meaning set forth in the definition of “Improvements.”

(jj)   “Restrictive Covenant Agreement” means the Restrictive Covenant Agreement, dated January 12, 2024, by and between Cementos Argos, Summit Materials and Grupo Argos S.A.

(kk)   “Subsidiary” has the meaning set forth in the Transaction Agreement; provided that, for purposes of this Agreement, the Transferred Company and its Subsidiaries shall not be deemed Subsidiaries of Cementos Argos or its Subsidiaries.

(ll)   “Summit Materials” has the meaning set forth in the preamble.

(mm)   “SM Business IP Licenses” has the meaning set forth in Section 2.1(b).

(nn)   “SM Control Event” means, with respect to Summit Materials or the Transferred Company (the “Subject Company”), (i) any merger, consolidation, reorganization or other business combination of the Subject Company with or into any other Person, unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the successor corporation (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of any Subject Company’s outstanding voting securities immediately prior to such transaction as a result of such transaction, (ii) any transaction or series of related transactions pursuant to which any Person or any group of Persons comprising a Group (other than the Company or a Person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, any Subject Company) becomes, directly or indirectly, the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) fifty percent (50%) or more of the outstanding voting power of the Equity Securities of the Subject Company (or the securities of any direct or indirect parent entity of the Subject Company) or (iii) any transaction or series of related transactions that constitutes or results in the sale or other disposition of all or substantially all of the assets of the Subject Company and its Subsidiaries (on a consolidated basis), unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the acquiror of such assets (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of any Subject Company’s outstanding voting securities immediately prior to such transaction as a result of such transaction.

(oo)   “Supplementary Cementitious Materials” means any inorganic material that contributes to the properties of a cementitious mixture through hydraulic and/or pozzolanic activity.

(pp)   “Technology” means any tangible embodiment, whether in electronic, written or other media, of Intellectual Property Rights, including equipment, reports, analyses, results, documentation, designs, processes, or other materials. For clarity, “Technology” excludes any Intellectual Property Rights as such.

(qq)   “Territory” means the United States (including the District of Columbia but excluding Puerto Rico, St. Thomas, and any other territory or possession of the United States) and Canada.

(rr)   “Trademark Guidelines Manual” means Cementos Argos’ trademark guidelines manual set forth on Schedule B hereto.

(ss)   “Trademark License” has the meaning set forth in Section 3.1.

(tt)   “Trademark Transition Period” has the meaning set forth in Section 7.2(b).

(uu)   “Trademarks” has the meaning set forth in the definition of “Intellectual Property Rights.”

(vv)   “Transaction Agreement” has the meaning set forth in the recitals.

(ww)   “Transferred Company” has the meaning set forth in the preamble.

Section 1.2   Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

Article II

NON-TRADEMARK IP LICENSES TO SUMMIT MATERIALS

Section 2.1   Business IP Licenses.

(a)   Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries a perpetual (with respect to each Licensed Patent, for the life of such Licensed Patent), irrevocable, exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.1(c)), non-sublicensable, transferable (solely as set forth in Section 10.1), royalty-free, fully paid-up license under the Licensed Patents to make, have made, use, sell, offer for sale and import the Products and Services, and to practice and have practiced any method or process in connection therewith, in each case, solely in the Territory (the “Patent License”).

(b)   Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries a perpetual (subject to Section 7.1(b)), irrevocable, exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.1(c)), sublicensable (solely as set forth in Section 2.4), transferable (solely as set forth in Section 10.1), royalty-free, fully paid-up license under the Licensed Other IP to make, have made, sell, offer for sale, import, use, reproduce, display (publicly or otherwise), perform, transmit, distribute, disclose, prepare derivative works based on and otherwise exploit (in each case, directly or indirectly) the Products and Services, solely in the Territory (the “Other IP License” and together with the Patent License, the “SM Business IP Licenses”).

(c)   The SM Business IP Licenses shall be exclusive (even as to Cementos Argos and its Subsidiaries) for a period beginning on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date and non-exclusive thereafter. Notwithstanding the foregoing, from and following the occurrence of any SM Control Event that occurs during such five (5)-year period, the SM Business IP Licenses shall be non-exclusive.

Section 2.2   Calcined Clay IP License to Summit Materials.

(a)   Calcined Clay IP License. Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries: (i) an exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.2(b)), perpetual (with respect to each Patent included in the Calcined Clay IP, for the life of such Patent), irrevocable, non-sublicensable, transferable (solely as set forth in Section 10.1), royalty-bearing (subject to the terms and conditions of Section 2.2(c)) license under the Patents included in the Calcined Clay IP to make, have made, use, sell, offer for sale, import and otherwise exploit (in each case, directly or indirectly) any Products and Services, and to practice and have practiced any method or process in connection therewith, and (ii) an exclusive (even as to Cementos Argos and its Subsidiaries and subject to Section 2.2(b)), perpetual (subject to Section 7.1), irrevocable, sublicensable (solely as set forth in Section 2.4), transferable (solely as set forth in Section 10.1), royalty-bearing (subject to the terms and conditions of Section 2.2(c)) license under any other Intellectual Property Rights (other than Patents and Trademarks) included in the Calcined Clay IP to make, have made, sell, offer for sale, import, use, reproduce, display (publicly or otherwise), perform, transmit, distribute, disclose, prepare derivative works based on and otherwise exploit (in each case, directly or indirectly) any Products and Services, and to practice and have practiced any method or process in connection therewith, in each case of (i) and (ii), solely in the Territory (such license, the “Calcined Clay IP License”).

(b)   Exclusivity of Calcined Clay IP License. The Calcined Clay IP License shall be exclusive (even as to Cementos Argos and its Subsidiaries) for a period beginning on the Effective Date and ending on the seventh (7th) anniversary of the Effective Date (the “Exclusivity Term”), and non-exclusive thereafter. Notwithstanding the foregoing, from and following the occurrence of any SM Control Event (even if such event occurs during the Exclusivity Term) (such event, a “Control Event Non-exclusivity Trigger”), the Calcined Clay IP License shall be non-exclusive. For clarity, the Calcined Clay IP License shall become non-exclusive upon the earlier to occur of (i) the occurrence of any Control Event Non-exclusivity Trigger and (ii) the end of the Exclusivity Term.

(c)   Royalty for Calcined Clay IP License. As consideration for the Calcined Clay IP License, commencing on the Effective Date, and solely during the period in which the Calcined Clay IP License is exclusive pursuant to Section 2.2(b), Summit Materials shall pay to Cementos Argos a royalty in an amount of [***] percent ([***]%) of Net Sales of Calcined Clay products produced or sold under the Calcined Clay IP License. Thereafter, solely during the period in which the Calcined Clay IP License is non-exclusive pursuant to Section 2.2(b), Summit Materials shall pay to Cementos Argos a royalty in an amount of [***] percent ([***]%) of Net Sales of Calcined Clay products produced or sold under the Calcined Clay IP License. The royalties due under this Section 2.2(c) shall be payable by Summit Materials to Cementos Argos on an annual basis within thirty (30) days following the end of each one (1)-year period following the Effective Date. The foregoing royalty structure has been selected by the Parties for the administrative convenience of the Parties, and represents a full and otherwise fair and good faith bargain regarding the economic value of the Calcined Clay IP License.

Section 2.3   Microalgae IP License. Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries a non-exclusive, perpetual (subject to Section 7.1(b)), irrevocable, non-sublicensable, transferable (solely as set forth in Section 10.1), royalty-free, fully paid-up license under the Microalgae IP solely for use at the [***] Cement Plant, and solely in the Licensed Field, of Technology created or developed, solely or jointly, by Cementos Argos or any of its Subsidiaries at the [***] Cement Plant in connection with pilot activities undertaken by Cementos Argos or any of its Subsidiaries at the [***] Cement Plant (such license, the “Microalgae IP License” and together with the SM Business IP Licenses and the Calcined Clay IP License, the “Non-Trademark IP Licenses”).

Section 2.4   Sublicensing. Summit Materials and its Subsidiaries shall have the right to grant sublicenses under the Other IP License and the Calcined Clay IP License (solely with respect to part (ii) of Section 2.2(a)), solely within the scope of such licenses, to their third-party vendors, consultants, contractors, suppliers or other service providers, in each case, solely in connection with providing services to or performing acts on behalf of Summit Materials or its Subsidiaries. Any sublicense granted under this Section 2.4 shall automatically terminate upon the earlier of (a) the expiration of the Other IP License or the Calcined Clay IP License, as applicable, and (b) termination of this Agreement.

Section 2.5   Joint Development. Prior to the Parties jointly developing with one another any Improvements to the Products and Services or to any other Technology (including processes) covered by the Non-Trademark IP Licenses, the Parties shall enter into a definitive agreement setting forth terms and conditions governing such joint development (including with respect to the Parties’ rights and obligations in respect of any Intellectual Property Rights resulting therefrom).

Section 2.6   No Conflict with RCA. Notwithstanding anything herein to the contrary, none of the exclusivity provisions in this Agreement (including under Sections 2.1, 2.2 and 3.1) prohibit, limit or restrict in any way actions permitted through the exercise of the Right of First Offer or Right of First Refusal (as such terms are defined in the Restrictive Covenant Agreement) under the Restrictive Covenant Agreement.

Article III

TRADEMARK LICENSE

Section 3.1   Trademark License. Subject to the terms and conditions of this Agreement, Cementos Argos (on behalf of itself and its Subsidiaries) hereby grants to Summit Materials and its Subsidiaries an exclusive (even as to Cementos Argos and its Subsidiaries), irrevocable, transferable (solely as set forth in Section 10.1), sublicensable (solely as set forth in Section 3.2), royalty-free license for a period beginning on the Effective Date and ending on the fifth (5th) anniversary of the Effective Date (the “Trademark Term”) to use and display (in each case, (a) directly or indirectly and (b) alone or in combination with any other words or phrases) the Licensed Trademarks (i) in corporate names, fictitious names, d/b/a’s or other legal identifiers of Summit Materials or any of its Subsidiaries domiciled within the Territory and (ii) in the Licensed Field and in the Territory (the “Trademark License”). Notwithstanding the foregoing, at least sixty (60) days prior to the expiration of the Trademark Term (if the Trademark License has not been earlier terminated hereunder), Summit Materials may request in writing an extension of the Trademark License, and, upon receipt of such request, Cementos Argos will negotiate in good faith for a sixty (60)-day period with Summit Materials terms and conditions to extend the Trademark License on a royalty-bearing basis; but, for clarity, the foregoing shall not in any way be interpreted to require or obligate Cementos Argos to agree to any extension of the Trademark License. For the avoidance of doubt, the exclusivity or Territory limitation (as applicable) of the Trademark License shall not restrict either Party (A) from using or displaying the Licensed Trademarks in connection with advertising, marketing and promotional materials (including digital materials, applicable industry publications and broadcast advertising) that may be accessible to persons (1) as to such uses or displays by Cementos Argos and its Subsidiaries, in the Territory, or (2) as to such uses or displays by Summit Materials and its Subsidiaries, outside of the Territory; provided, that any such use or display is not primarily directed to such persons, or (B) from manufacturing (or having manufactured) any products, as to Cementos Argos and its Subsidiaries, in the Territory, or, as to Summit Materials and its Subsidiaries, outside the Territory, or from distributing (or having distributed) products through, as to Cementos Argos and its Subsidiaries, the Territory, or, as to Summit Materials and its Subsidiaries, outside the Territory, in each case, for sale, as to Cementos Argos and its Subsidiaries, outside the Territory, or, as to Summit Materials and its Subsidiaries, in the Territory.

Section 3.2   Sublicensing of Trademark License. Summit Materials and its Subsidiaries shall have the right to grant sublicenses under the Trademark License, solely with respect to part (ii) of Section 3.1, and solely within the scope of such part (ii) of the Trademark License, to their third-party vendors, consultants, contractors, suppliers or other service providers, in each case, solely in connection with providing services to or performing acts on behalf of Summit Materials or its Subsidiaries. Any sublicense granted under this Section 3.2 shall automatically terminate upon the earlier of the expiration of the Trademark License and termination of this Agreement.

Section 3.3   Quality Control. Summit Materials shall, and shall cause its Subsidiaries (and its and their permitted sublicensees) to, only use and display the Licensed Trademarks: (a) in compliance with local standards and norms in the Territory for similar products and services, and (b) in accordance, in all material respects, with the guidelines set forth in the Trademark Guidelines Manual (as may be reasonably updated by Cementos Argos from time to time); provided that, notwithstanding the foregoing, Summit Materials and its Subsidiaries and its and their permitted sublicensees shall not be required to change or amend any uses of the Licensed Trademarks in existence as of the Effective Date, whether or not such uses comply with the requirements of the foregoing clauses (a) and (b), other than any such changes or amendments that are reasonably requested by Cementos Argos in order to prevent, limit or mitigate any infringement, dilution or other violation of any third-party Intellectual Property Rights or to comply with Applicable Law. From time to time, upon the reasonable written request of Cementos Argos, Summit Materials will send to Cementos Argos representative samples of any material uses or displays of the Licensed Trademarks by Summit Materials, its Subsidiaries or its or their permitted sublicensees. In the event that Cementos Argos identifies, and notifies Summit Materials in writing of, any material non-compliance with the terms of this Agreement with respect to such representative samples, upon Summit Material’s receipt of such written notice, Summit Materials shall use commercially reasonable efforts to (and shall cause its Affiliates and permitted sublicensees to) promptly remedy any such non-compliance.

Section 3.4   Transitional Corporate Name. For the avoidance of doubt, and without limiting, and subject to, the terms and conditions of the Trademark License, while the Trademark License is in effect, Summit Materials shall be permitted (but not obligated) to use either the name [***] or [***] as its corporate or trade name, together with any corporate structure identifiers required under Applicable Laws.

Section 3.5   Wind-Down. Upon the expiration or termination of the Trademark License, Summit Materials shall, and shall cause its Subsidiaries to, cease any and all uses or displays of the Licensed Trademarks (other than with respect to use of any Licensed Trademark as part of its registered corporate or trade name), subject to customary exceptions for fair use and compliance with Applicable Law. With respect to its registered corporate or trade name, Summit Materials shall (and shall cause its Subsidiaries to), promptly following the expiration or termination of the Trademark License, make all filings necessary to change any registered corporate or trade name to a name that does not include any Licensed Trademarks (alone or in combination with any other words or phrases).

Section 3.6   Non-Diversion Obligations.

(a)   While the Trademark License is in effect, (i) in the Licensed Field in the Territory (the “Cementos Argos Restricted Territory”), Cementos Argos shall not, and shall cause its Subsidiaries not to, and (ii) outside of the Territory (the “Summit Materials Restricted Territory”), Summit Materials shall not, and shall cause its Subsidiaries not to, directly or indirectly, sell or provide any product or service (whether now existing or in the future) under any Licensed Trademark or any Trademark confusingly similar thereto (alone or in combination with any other words or phrases) (such products and services, the “Restricted Products”), including selling or providing any such Restricted Products to any third party with respect to which such Party knows or has reason to believe or suspect that such third party plans to, or will, sell or provide (including any sale for re-sale) such Restricted Products in the Cementos Argos Restricted Territory or the Summit Materials Restricted Territory, as applicable. Each Party shall, and shall cause its respective Affiliates to, take reasonable measures to mitigate the potential for diversion of any and all Restricted Products sold or distributed by or on behalf of such Person in (x) as to Cementos Argos, the Cementos Argos Restricted Territory or, (y) as to Summit Materials, the Summit Materials Restricted Territory, in each case of (x) and (y), including promptly taking such reasonable measures requested in writing by the other Party or its Affiliates from time to time.

(b)   While the Trademark License is in effect: (i) each Party shall, and shall cause its respective Affiliates to, promptly notify the other Party in writing of any actual or suspected sales or potential sales of Restricted Products in, (A) as to Cementos Argos, the Cementos Argos Restricted Territory, or (B) as to Summit Materials, the Summit Materials Restricted Territory, in each case of (A) and (B), that are in contravention of Section 3.6(a), and each Party shall keep the other Party reasonably informed regarding the investigation by such Party and its Affiliates of any such actual or suspected sales or potential sales and their respective efforts to eliminate such diversion; and (ii) in the event that any Restricted Product sold or distributed by either Party or any of its Affiliates is discovered for sale or is sold in (1) as to Cementos Argos, the Cementos Argos Restricted Territory, or (2) as to Summit Materials, the Summit Materials Restricted Territory, in each case of (1) and (2), in contravention of Section 3.6(a), such Party shall, and shall cause its Affiliates to, use reasonable efforts and take prompt action to eliminate such diversion.

(c)   For the avoidance of doubt, this Section 3.6 shall in no way limit the last sentence of Section 3.1.

Section 3.7   Domain Names.

(a)   Immediately following the Effective Date, with respect to any domain names included in the Licensed Trademarks, Cementos Argos shall, and shall cause its Subsidiaries to, take all actions necessary to record Summit Materials (or a Subsidiary thereof, as may be specified by Summit Materials) as the administrative and technical contact (but for clarity not the registrant) for each such domain name, and deliver to Summit Materials all necessary permissions, passwords or other rights necessary for Summit Materials to access, operate and maintain such domain names during the Trademark Term.

(b)   Immediately following the termination or expiration of the Trademark License, with respect to any domain names included in the Licensed Trademarks, Summit Materials shall, and shall cause its Subsidiaries to, take all actions necessary to record Cementos Argos (or a Subsidiary thereof, as may be specified by Cementos Argos) as the administrative and technical contact for each such domain name, and deliver to Cementos Argos all necessary permissions, passwords or other rights necessary for Cementos Argos to access, operate and maintain such domain names during the Trademark Term.

Article IV

BACKGROUND LICENSES TO CEMENTOS ARGOS

Section 4.1   Background Patent License. The Transferred Company (on behalf of itself and its Subsidiaries) hereby grants to Cementos Argos and its Affiliates a worldwide, non-exclusive, perpetual (subject to Section 7.1(c)), transferable (solely as set forth in Section 10.1), irrevocable, royalty-free, fully paid-up, freely sublicensable license under all Patents owned or Licensable by the Transferred Company or any of its Subsidiaries as of immediately prior to the Effective Date that (a) are related to the businesses of Cementos Argos and its Affiliates as conducted as of the Effective Date, or (b) otherwise cover or claim (i)

any products or services developed, sold or otherwise commercially provided by Cementos Argos and its Affiliates as of the Effective Date or (ii) any Improvements to Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) that are developed by Summit Materials or any of its Subsidiaries after the Effective Date and prior to the occurrence of any SM Control Event, in each case (of (a) and (b)) to make, have made, use, sell, offer for sale and import any and all products or services and to practice or have practiced any method or process for any and all purposes.

Section 4.2   Background Other IP License. The Transferred Company (on behalf of itself and its Subsidiaries) hereby grants Cementos Argos and its Affiliates a worldwide, non-exclusive, perpetual (subject to Section 7.1(c)), transferable (solely as set forth in Section 10.1), irrevocable, royalty-free, fully paid-up, freely sublicensable license under all Intellectual Property Rights (other than Patents and Trademarks) owned or Licensable by the Transferred Company and its Subsidiaries as of immediately prior to the Effective Date that relate to (a) the businesses of Cementos Argos and its Affiliates, as conducted as of the Effective Date, or (b) (i) any product or services developed, sold or otherwise commercially provided by Cementos Argos and its Affiliates as of the Effective Date or (ii) any Improvements to Calcined Clay products or Calcined Clay-related Technology (including in respect of the identification of feasible sources of Calcined Clay, Calcined Clay-related mining operations, and calcination and color control of Calcined Clay) that are developed by Summit Materials or any of its Subsidiaries after the Effective Date and prior to the occurrence of any SM Control Event, in each case (of (a) and (b)) to make, have made, sell, offer for sale, import, use, reproduce, display (publicly or otherwise), perform, transmit, distribute, disclose, prepare derivative works based on and otherwise exploit any and all products or services.

Article V

OWNERSHIP; PROSECUTION; MAINTENANCE; ENFORCEMENT

Section 5.1   Ownership and Improvements. The Parties acknowledge and agree that, as between the Parties, (a) Cementos Argos shall own and retain all right, title and interest in, to and under the Licensed IP, and (b) each Party shall own and retain all right, title and interest in, to and under any Intellectual Property Rights in and to any Improvements (whether to such Party’s own Intellectual Property Rights or to any Intellectual Property Rights that are licensed to such Party hereunder) that are made, conceived, created, developed or reduced to practice by such Party or its Representatives.

Section 5.2   Prosecution and Maintenance.

(a)   Cementos Argos (and, as applicable, its Subsidiaries) shall have the sole right (but not the obligation) to prosecute and maintain any Patents and Trademarks included in the Exclusively Licensed IP (including, in each case, any applications and registrations therefor); provided that, if Cementos Argos (or its Subsidiaries) determines to abandon or cease prosecution or maintenance of any such Patents or Trademarks, Cementos Argos shall provide reasonable prior written notice to Summit Materials of such intention to abandon or cease (which notice shall be given no later than thirty (30) days prior to the final deadline for any action that must be taken with respect to any such Patents or Trademarks) and in such case, upon Summit Material’s written election, Summit Materials shall have the right (but not the obligation) to assume prosecution and maintenance of such Patents or Trademarks at its sole cost and expense.

(b)   Solely in the event that Summit Materials exercises its right to assume prosecution and maintenance of a Patent or Trademark pursuant to Section 5.2(a):

(i)   Cementos Argos (on behalf of itself and its Subsidiaries) shall assign to Summit Materials all of its right, title and interest in, to and under any such Patent or Trademark; and

(ii)   Summit Materials hereby grants to Cementos Argos and its Affiliates a non-exclusive, perpetual, irrevocable, sublicensable, royalty-free, fully paid-up license under any such Patent or Trademark to make, have made, use, sell, offer for sale and import any product, service or Technology, and to practice and have practiced any method or process in connection therewith, but solely to the extent that, and only if, any such use by Cementos Argos would not violate the exclusive rights granted to Summit Materials under Sections 2.1(a) or 2.2, as applicable, had such Patent or Trademark not been assigned to Summit Materials pursuant to Section 5.2(b)(i).

In furtherance of Section 5.2(b)(i), Cementos Argos shall, and shall cause its Subsidiaries to, take all actions, including to execute or procure the execution of all documents, necessary or otherwise reasonably requested by Summit Materials to perfect, confirm and record Summit Materials’ ownership of any such Patent or Trademark.

(c)   Summit Materials shall keep Cementos Argos reasonably informed of any material challenge to the validity, scope or enforceability of, or any adverse Order with respect to, any Patent assigned to Summit Materials under Section 5.2(b)(i) of which Summit Materials becomes aware; provided that, for clarity, Summit Materials shall be under no obligation to seek any consent of Cementos Argos, nor take direction from Cementos Argos, in connection with any such challenge. Cementos Argos shall keep Summit Materials reasonably informed of any material challenge to the validity, scope or enforceability of, or any adverse Order with respect to, any Exclusively Licensed IP of which Cementos Argos becomes aware; provided that, for clarity, Cementos Argos shall be under no obligation to seek any consent of Summit Materials, nor take direction from Summit Materials, in connection with any such challenge.

Section 5.3   Enforcement.

(a)   As between the Parties, Cementos Argos shall have the sole right (but not the obligation) to commence any Action against a third party for infringement, misappropriation or other violation of any Exclusively Licensed IP, at its sole cost and expense; provided that, if Cementos Argos fails to bring any such claim or action within (a) seventy-five (75) days following any actual notice of any alleged infringement, misappropriation or other violation of the Exclusively Licensed IP or (b) twenty (20) days before the time limit, if any, as required by Applicable Law for the filing of such Action, whichever comes first, Summit Materials shall have the right (but not the obligation) to bring and control any such action at its own expense and by counsel of its own choice. Summit Materials shall notify Cementos Argos in advance in writing prior to bringing any such action, and Summit Materials will keep Cementos Argos reasonably informed of all material developments in connection with any such action. Subject to Summit Materials’ right to control such action, Cementos Argos may (in its sole discretion) engage at its own expense counsel of its own choice to participate in such action. Notwithstanding anything herein to the contrary, Cementos Argos shall be under no obligation to provide any assistance in connection with any such action or to join any such action, except where required by Applicable Law for Summit Materials to achieve standing to bring any such action, in which case Cementos Argos further agrees to be involuntarily joined in such action.

(b)   Each Party shall keep the other Party reasonably informed of any actual or suspected infringement, misappropriation or other violation of the Licensed IP of which such Party becomes aware.

Section 5.4   Cooperation. Subject to the last sentence of Section 5.3(a), each Party shall, at the other Party’s reasonable request and expense, cooperate fully with such requesting Party in connection with the prosecution, maintenance and enforcement of (a) where Cementos Argos is such requesting Party, any Licensed IP, and (b) where Summit Materials is such requesting Party, any Patents assigned to Summit Materials under Section 5.2(b)(i) or any Exclusively Licensed IP being enforced by Summit Materials pursuant to Section 5.3(a), in each case of (a) and (b), including by taking all actions and executing all documents reasonably requested by such requesting Party in connection therewith and, where required by Applicable Law to achieve standing to bring an Action related thereto, joining in such Action.

Section 5.5   Restrictions. The Parties’ obligations hereunder, and all licenses, covenants and other rights granted by the Parties hereunder (including Summit Materials’ and its Subsidiaries rights to grant sublicenses, and all such sublicenses granted) will run with the applicable Intellectual Property Rights.

Section 5.6   Delivery. To the extent that Summit Materials does not have a tangible embodiment of any Licensed IP (other than with respect to any Improvements on Calcined Clay products or Calcined Clay-related Technology that are developed by Cementos Argos or Summit Materials (or any of their respective Subsidiaries) at any time after the Effective Date), upon any written request by Summit Materials within the twelve (12)-month period following the Effective Date, Cementos Argos shall promptly deliver to Summit Materials a copy of such tangible embodiment; provided that Cementos Argos can reasonably identify and possess a tangible embodiment of such Licensed IP.

Article VI

REPRESENTATIONS AND WARRANTIES

Section 6.1   Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date: (a) such Party is duly organized and validly existing under the Applicable Laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has or have been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon such Party, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and equitable principles, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Law; and (d) such Party has the right to grant the licenses granted by it under this Agreement.

Article VII

TERM AND EXPIRATION

Section 7.1   License Terms.

(a)   Subject to Section 7.2(b), with respect to the Trademark License, this Agreement will commence on the Effective Date and will continue in full force and effect until the end of the Trademark Term.

(b)   With respect to the Non-Trademark IP Licenses, this Agreement will commence on the Effective Date and will continue in full force and effect until the date on which all Intellectual Property Rights licensed under the Non-Trademark IP Licenses expire or no longer subsist.

(c)   With respect to the licenses granted to Cementos Argos and its Affiliates under Article IV, this Agreement will commence on the Effective Date and will continue in full force and effect until the date on which all Intellectual Property Rights licensed thereunder expire or no longer subsist.

Section 7.2   Termination; Expiration.

(a)   Subject to Section 7.3, this Agreement shall expire in its entirety automatically upon the expiration of each of the Non-Trademark IP Licenses, the Trademark License and the licenses granted to Cementos Argos and its Affiliates under Article IV in accordance with the terms and conditions of Section 7.1.

(b)   Cementos Argos may, in its sole discretion, terminate the Trademark License (and any sublicenses thereunder) immediately upon written notice to Summit Materials in the event of any SM Control Event. Notwithstanding the foregoing, in the event of termination pursuant to this Section 7.2(b), Summit Materials and its Subsidiaries may continue using and displaying the Licensed Trademarks in the same manner as used immediately prior to the date of such termination, for a period not to exceed sixty (60) days following such date of such termination (such period, the “Trademark Transition Period”) solely while transitioning off of the Licensed Trademarks. Notwithstanding the foregoing, (i) Summit Materials will (and will cause its Subsidiaries to), as soon as practicable following such termination, use commercially reasonable efforts to make all filings necessary to change any registered legal names of Summit Materials or any of its Subsidiaries that include the Licensed Trademarks (alone or in combination with any other words or phrases) to a registered legal name that does not include the Licensed Trademarks (alone or in combination with any other words or phrases), and (ii) throughout the Trademark Transition Period, Summit Materials shall use (and shall cause its Subsidiaries and any permitted sublicensees to use) commercially reasonable efforts to cease all use or display of the Licensed Trademarks as soon as reasonably practicable (but in any case prior to the end of the Trademark Transition Period).

Section 7.3   Effect of Termination or Expiration; Survival. The termination or expiration of this Agreement shall not relieve either Party of any obligation accruing prior to such termination or expiration, nor shall any termination or expiration of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement under Applicable Law with respect to any breach of this Agreement. Notwithstanding anything in this Agreement to the contrary, Articles I, VIII, IX and X (other than with respect to Section 10.1), and Section 3.7(b), Section 5.1 and this Section 7.3 shall survive any termination or expiration of this Agreement.

Article VIII

CONFIDENTIALITY

Section 8.1   Confidential Information. The provisions of this Article VIII shall apply to any and all confidential or proprietary information or materials provided pursuant to this Agreement by either Party (in such capacity, the “Disclosing Party”) to the other Party (in such capacity, the “Receiving Party”), whether or not designated as confidential or proprietary and regardless of form of delivery (“Confidential Information”). In addition, the terms and conditions of this Agreement shall be deemed to be the Confidential Information of both Parties. The Receiving Party shall keep all Confidential Information provided or otherwise made available to it by the Disclosing Party strictly confidential and shall not, and shall cause its respective Representatives and sublicensees not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person (other than such Representatives or sublicensees who reasonably need to know such Confidential Information) any such Confidential Information without the prior written consent of the Disclosing Party. The Receiving Party shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information as it

uses for its own confidential information of a like nature, but in no event less than a commercially reasonable standard of care. The Receiving Party shall not use any Confidential Information of the Disclosing Party except as permitted herein.

Section 8.2   Exclusions. The confidentiality obligations in this Article VIII shall not apply to any Confidential Information which:

(a)   is or becomes generally available to or known by the public (other than as a result of a non-permitted disclosure or other wrongful act directly or indirectly by the Receiving Party);

(b)   is or becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party; provided that the Receiving Party has no knowledge that such source was at the time of disclosure to the Receiving Party bound by a confidentiality agreement with the Disclosing Party or other obligation of secrecy which was breached by such disclosure;

(c)   has been or is hereafter independently acquired or developed by the Receiving Party without use of or reference to such Confidential Information and without otherwise violating any confidentiality agreement with, or other obligation of secrecy to, the Disclosing Party; or

(d)   is required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to be disclosed by any Governmental Authority or pursuant to Applicable Law; provided that the Receiving Party (i) uses all reasonable efforts to provide the Disclosing Party with written notice of such request or demand as promptly as practicable under the circumstances so that the Disclosing Party shall have an opportunity to seek an appropriate protective order or other appropriate remedy, (ii) furnishes only that portion of the Confidential Information which is, in the opinion of the Receiving Party’s counsel, legally required to be disclosed and (iii) takes, and causes its directors, officers, employees, agents, consultants, contractors, advisors, Representatives and sublicensees to take, all other reasonable steps necessary to obtain confidential treatment for any such Confidential Information required to be furnished. Subject to the foregoing, the Party that received such request or demand may thereafter disclose or provide any Confidential Information to the extent required by Applicable Law (as so advised by counsel) or by lawful process of such Governmental Authority.

Article IX

LIABILITY

Section 9.1   Disclaimer of Liability. EXCEPT FOR AND WITHOUT LIMITING ANY RIGHTS OR OBLIGATIONS UNDER THE TRANSACTION AGREEMENT, AND EXCEPT WITH RESPECT TO A PARTY’S OBLIGATIONS OF CONFIDENTIALITY HEREUNDER OR INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, (A) NEITHER PARTY WILL BE LIABLE HEREUNDER UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (B) NEITHER PARTY WILL BE LIABLE HEREUNDER FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE ROYALTIES DUE OR PAYABLE UNDER SECTION 2.2(C) IN THE TWELVE (12) MONTHS PRECEDING THE APPLICABLE CLAIM.

Article X

GENERAL PROVISIONS

Section 10.1   Assignment; SM Control Event.

(a)   Summit Materials may not assign this Agreement or any of its rights or obligations hereunder to any Person without the prior written consent of Cementos Argos, which consent may not be unreasonably withheld, conditioned or delayed; provided that Summit Materials may, without such prior written consent of Cementos Argos, assign this Agreement and its rights and obligations hereunder, in whole but not in part, to: (a) a Subsidiary of Summit Materials or (b) a successor-in-interest or assignee pursuant to a merger, consolidation, acquisition or sale of all or substantially all of the assets of the business of Summit Materials and its Subsidiaries to which this Agreement relates; provided with respect to any assignment under the foregoing clause (b), (i) the Non-Trademark IP Licenses shall only be granted to Summit Materials and its Subsidiaries (as of immediately prior to such transaction) and will not be granted to the applicable acquiring Person or Group (or any of its or their Affiliates (excluding Summit Materials and its Subsidiaries (as of immediately prior to such transaction)), and (ii) the Non-Trademark IP Licenses shall only apply to products or services provided, or in development, by Summit Materials or any of its Subsidiaries (as of immediately prior to such transaction) and shall not apply to any products or services of the applicable acquiring Person or Group (or any of its or their Affiliates (excluding Summit Materials and its Subsidiaries (as of immediately prior to such transaction))). Summit Materials shall have no further liability with respect to any liability incurred by a permitted assignee following Summit Materials assignment of this Agreement or any of its rights and obligations hereunder to such permitted assignee pursuant to this Section 10.1.

(b)   Subject to Section 5.5, Cementos Argos may assign this Agreement to any Person without the prior written consent of Summit Materials or the Transferred Company to any of its Affiliates or in connection with the sale of all or substantially all of the assets of the business of Cementos Argos and its Affiliates to which this Agreement relates; provided that, such Person shall be subject to the obligations of Cementos Argos and its Affiliates hereunder.

(c)   In the event of any SM Control Event, Summit Materials shall provide written notice to Cementos Argos of such event within ten (10) Business Days prior to its consummation.

Section 10.2   Dispute Resolution; Jurisdiction.

(a)   In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (individually and collectively, a “Dispute”), the Parties will utilize the dispute resolution processes set forth below to resolve any dispute, claim or controversy which the Parties have not been able to resolve to their mutual satisfaction in the ordinary course of business.

(b)   In the event the Parties are unable to resolve a Dispute in the ordinary course of business, either Party (the “Complaining Party”) may initiate the dispute resolution process by delivering written notice to a designated representative of the other Party. Within ten (10) business days after delivery of notice, such representative will submit to the Complaining Party a written response. Within five (5) business days after delivery of a response, the designated representatives will meet and confer at a mutually acceptable time, and thereafter as often as they deem reasonably necessary, in an effort to resolve the Dispute through good faith negotiation.

(c)   If a Dispute has not been resolved to the mutual satisfaction of both Parties within twenty (20) business days following the Complaining Party’s delivery of the original notice, or if the Parties’ respective designated representatives fail to meet and confer about the Dispute within fifteen (15) calendar days after delivery of the response (or such later date as the Parties may agree in writing), such Dispute will be subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware). For clarity, the foregoing shall not limit Section 10.16.

(d)   Process in any such action may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 10.5 shall be deemed effective service of process on such Party.

Section 10.3   Section 365(n) of the United States Bankruptcy Code. All licenses granted under this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code or any similar foreign laws, a license of rights to “intellectual property” (as defined under Section 101 of the United States Bankruptcy Code or similar foreign Laws) regardless of whether any of the Licensed IP satisfies such definition of “intellectual property” and regardless of the jurisdiction in which any such intellectual property may be registered. All Parties shall retain and may fully exercise all of their respective rights and elections under the United States Bankruptcy Code (or any similar foreign Law) with respect thereto.

Section 10.4   Reservation of Rights. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that nothing in this Agreement shall in any event be construed as limiting or modifying the Parties’ respective rights and obligations set forth in the Transaction Agreement or any other Transaction Document.

Section 10.5   Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be emailed, hand delivered or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To Cementos Argos:

Cementos Argos S.A.

[***],

[***]

[***]
Attention: [***]
Email: [***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

[***]

[***]
Attention: [***]
Email: [***]

To Summit Materials or the Transferred Company:

Summit Materials, Inc.
[***]
[***]
Attention: [***]
E-mail: [***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
[***]
[***]
Attention: [***]

Email: [***]

Section 10.6   Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

Section 10.7   Complete Agreement; Construction. This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 10.8   Waivers and Consents. The failure of any Party to require strict performance by the other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent.

Section 10.9   Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each of the Parties.

Section 10.10   Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 10.11   No Circumvention. The Parties shall not directly or indirectly take any actions or act in concert with any Person who takes an action (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement or any Transaction Document. The Parties further acknowledge and agree that this Agreement shall be subject to the terms and conditions of the Restrictive Covenant Agreement, subject to Section 2.6 of this Agreement.

Section 10.12   Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 10.13   Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 10.14   Schedules. The Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 10.15   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.

Section 10.16   Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.17   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

Section 10.18   Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.19   Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 10.20   No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 10.21   Tax Matters. Each Party (and its Affiliates and designees) shall be entitled to deduct and withhold from any payment hereunder to the extent required by Applicable Law. Any amounts so deducted and withheld shall be paid over to the applicable Governmental Authority and shall be treated for all purposes of this Agreement as having been paid to such Party in respect of which such deduction or withholding was made.

* * * * * * *

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representatives effective as of the Effective Date.

CEMENTOS ARGOS S.A.

By:	/s/ María Isabel Echeverri
	Name:	María Isabel Echeverri
	Title:	Vice President

ARGOS NORTH AMERICA CORP.

By:	/s/ Felipe Aristizabal
	Name:	Felipe Aristizabal
	Title:	Vice President

SUMMIT MATERIALS, INC.

By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary

 [Signature Page to Intellectual Property License Agreement]